UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 27, 2011

RealNetworks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-23137	91-1628146
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2601 Elliott Avenue, Suite 1000, Seattle, Washington		98121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(206) 674-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2011, the Board of Directors (the "Board") of RealNetworks, Inc. ("Real" or the "Company") appointed Thomas Nielsen as President and Chief Executive Officer of the Company, effective November 9, 2011. In connection with this appointment, the Board also named Mike Lunsford, the Company’s interim Chief Executive Officer, as Executive Vice President, effective November 9, 2011.

Mr. Nielsen, age 41, most recently served as Vice President of the Digital Imaging Group at Adobe Systems, Incorporated, a software company, leading the business unit for Adobe’s largest product lines, which includes Photoshop, Photoshop Elements and Lightroom, in addition to mobile, web and tablet solutions, since November 2009. His prior roles at Adobe included Senior Director for Consumer and Online applications from January 2007 to November 2009 as well as Director of Engineering for the InDesign and Illustrator applications from October 2004 to December 2006. Prior to his seven years at Adobe, Mr. Nielsen spent five years at Microsoft Corporation in the digital media space. Mr. Nielsen spent the first nine years of his career at MGI Software Corp., a Canadian software company who pioneered digital imaging and video applications. Mr. Nielsen holds a B.S. in Computer Science from Tietgen Business School in Odense, Denmark.

On October 27, 2011, the Board also approved an employment agreement with Mr. Nielsen (the "Employment Agreement") to be effective upon commencement of his employment with the Company (the "Start Date"). Pursuant to the Employment Agreement, Mr. Nielsen’s annual base salary will be $450,000, and he will be entitled to receive a signing bonus of $100,000, subject to repayment in full if Mr. Nielsen terminates his employment without "Good Reason" or the Company terminates his employment for "Cause" (as each of these terms is defined in the Employment Agreement) within the first year of Mr. Nielsen’s employment with the Company. Mr. Nielsen’s target bonus for calendar year 2011 will be prorated for the portion of the year that he works and will be based on non-financial performance goals to be established by the Compensation Committee of the Board. Mr. Nielsen’s target bonus for calendar year 2012 and each year thereafter will be established at no less than 100% of his annual base salary. The payment of any annual bonus compensation will be subject to the terms of the Company’s executive bonus plan then in effect for the Company’s senior executives.

The Employment Agreement provides for, and the Board approved, a grant of 880,000 stock options to Mr. Nielsen effective upon the Start Date with an exercise price equal to the closing price of Real’s common stock on the Start Date. A total of 640,000 of the stock options are scheduled to vest over four years, with 25% of such stock options scheduled to vest on the first anniversary of the Start Date, and an additional 12.5% of such stock options scheduled to vest at the end of each successive six-month period after the first anniversary of the Start Date until fully vested, subject to Mr. Nielsen’s continued employment with Real on such vesting dates. The remaining 240,000 stock options are subject to the achievement of certain stock price performance targets for Real’s common stock (the "Performance Options"). Specifically, the Performance Options will vest if the average closing price for Real’s common stock during any period of 30 consecutive trading days is at least two times the average closing price of Real’s common stock for the 90 calendar days preceding the Start Date. If this stock price performance target is satisfied, 120,000 of the Performance Options will vest immediately as of the date the stock price performance target is satisfied and the remaining 120,000 Performance Options will vest in substantially equal monthly installments thereafter, subject to Mr. Nielsen’s continued employment with Real on such vesting dates.

Mr. Nielsen is also entitled to certain severance benefits pursuant to the Employment Agreement. In the event of Mr. Nielsen’s termination of employment without "Cause," his resignation for "Good Reason" other than during the Change in Control Period (as defined below) or if the Company notifies Mr. Nielsen in writing that it does not intend to renew the term of the Employment Agreement after an initial 4-year term (a "Company Non-Renewal"), Mr. Nielsen will be entitled to receive (i) continued payment of 100% of his base salary for a period of 18 months, (ii) a lump sum payment of his prorated bonus for any partial incentive bonus period based upon actual performance of the applicable performance goals through the date of termination, (iii) 12 months of accelerated vesting with respect to unvested time-based stock options held by Mr. Nielsen (including any performance-based stock options that have converted to time-based vesting as of the date of termination) and (iv) reimbursements for up to 12 months of COBRA premiums. If Mr. Nielsen voluntarily terminates his employment, he must provide at least three-months notice to transition his responsibilities, and he will be entitled to receive a severance payment equal to three months of his annual base salary.

In the event of a "Change in Control" of the Company (as defined in the Employment Agreement), if Mr. Nielsen’s employment is terminated without "Cause" or he resigns for "Good Reason" within three months prior to or 24 months following such change in control (the "Change in Control Period") or upon a Company Non-Renewal, Mr. Nielsen will be entitled to receive (i) a lump sum payment equal to 200% of his base salary, (ii) a lump sum payment equal to 200% of his target bonus, (iii) a lump sum payment of his prorated target bonus for any partial incentive bonus period based upon actual performance of his applicable performance goals through the date of termination, (iv) 24 months of accelerated vesting with respect to unvested time-based stock options held by Mr. Nielsen (including any performance-based stock options that have converted to time-based vesting as of the date of termination) and (v) reimbursements for up to 18 months of COBRA premiums. In order to receive any severance benefits described above, Mr. Nielsen must execute a release of claims in favor of the Company.

Pursuant to the Employment Agreement, the Board will appoint Mr. Nielsen to the Board as soon as practicable following his Start Date, and the Company will nominate Mr. Nielsen as a director at each annual meeting thereafter at which Mr. Nielsen’s director class is up for election, if Mr. Nielsen is then serving as the Company’s President and Chief Executive Officer. In addition, the Employment Agreement contains certain confidentiality, non-solicit, non-disparagement and non-competition obligations on Mr. Nielsen.

Item 7.01 Regulation FD Disclosure.

The Company’s press release dated November 1, 2011 announcing Mr. Nielsen’s appointment as the Company’s President and Chief Executive Officer is included as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

Exhibit Description
No.
99.1 Press Release issued by RealNetworks, Inc. dated November 1, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealNetworks, Inc.

November 1, 2011	By:	/s/ Tracy D. Daw

Name: Tracy D. Daw
Title: Chief Legal Officer and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by RealNetworks, Inc. dated November 1, 2011